UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007 (May 14, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 14, 2007, Nationwide Financial Services, Inc. (NFS) issued a press release announcing that it had priced a public offering for $400.0 million of junior subordinated notes. The notes bear interest at a fixed rate of 6.75% for a 30-year period. After the 30-year period, the notes will bear interest at the rate of three-month LIBOR plus 2.33%. The notes are redeemable at face value on or after May 15, 2037. NFS intends to use the net proceeds from this offering for the redemption of $300.0 million of its outstanding 8.00% senior notes and for general corporate purposes. The 8.00% senior notes are due in 2027. The redemption is scheduled to take place on or about June 4, 2007.

A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1 Press release dated May 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: May 14, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer